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                      PLAN AND AGREEMENT OF REORGANIZATION


         AGREEMENT dated as of the 2nd day of September, 1999 by and among Premier Classic Art, Inc., a Delaware corporation, (the "Acquirer") whose address is 1158 Staffler Road, Bridgewater, New Jersey 08807, Cool Classic Incorporated, a Nevada corporation whose address is 10010 Canoga Avenue, Suite B-1, Chatsworth, California 91311 (the "Company") and Joe Cool Collectibles, Inc., a Nevada corporation whose address is 10010 Canoga Avenue, Suite B-1, Chatsworth, California 91311 (the "Shareholder")

                               W I T N E S S E T H

                  WHEREAS, the Shareholder is the owner of all of the issued and outstanding shares of Common Stock, no par value, of the Company, the said shares being hereinafter referred to as the "Company Shares"; and

                  WHEREAS, the Shareholder desires to effect a reorganization and Acquirer desires to participate in the reorganization which includes issuing shares of stock (the "New Shares") upon the terms and subject to the conditions hereinafter set forth;

                  NOW, THEREFORE, in consideration of the mutual covenants, conditions and promises contained herein, the parties hereby agree as follows

                                    ARTICLE I

                                     GENERAL

     1. PLAN ADOPTED

     Plan of Reorganization of Acquirer and Company pursuant to the provisions of Section 368(a)(1)(B) of the Internal Revenue Code is adopted as follows:

     1.1. PLAN OF REORGANIZATION. Upon the terms and subject to the conditions of this Agreement, the Shareholder will transfer to the Acquirer at the closing of the transaction contemplated hereby (the "Closing"), 1,000 Company Shares and shall at the Closing represent that said shares constitute all of the issued and outstanding shares of Common Stock, no par value, of the Company, free and clear of all liens, pledges, charges, security interests, encumbrances, title retention agreements, adverse claims, options, equities or restrictions of any kind whatsoever, except such restrictions upon transfer as are imposed under the Securities Act of 1933, as amended (the "Securities Act"). The Shareholder shall deliver to the Acquirer, at the Closing, certificates representing the Company Shares, duly endorsed in blank or accompanied by stock powers or other instruments of transfer, duly endorsed in blank, and shall have annexed thereto all necessary stock transfer stamps or shall provide funds sufficient for the purchase thereof at the Shareholder's expense.

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     1.2. EXCHANGE. In exchange for the Company Shares, Acquirer will issue and cause to be delivered to Shareholder 3,069,788 New Shares which equals forty (40%) percent of the issued and outstanding shares of the Acquirer taking into account the issuance of the shares of Acquirer's Common Stock set forth on
Schedule 5(c) but not taking into account the shares to be issued upon conversion of the Conversion Shares or the Warrant Shares as those terms are defined in Schedule 5(c).

     1.3. DELIVERY. Upon the terms and subject to the conditions of this Agreement, and in full consideration of the transfer and assignment and against the delivery by the Shareholder of the Company Shares, the Acquirer will deliver to the Shareholder, on the Closing, the New Shares free and clear of all liens, pledges, charges, security interests, encumbrances, title retention agreements, adverse claims, options, equities or restrictions of any kind whatsoever, except such restrictions upon transfer as are imposed under the Securities Act of 1933, as amended (the "Securities Act").

     1.4. CLOSING. The Closing contemplated by this Agreement shall take place at the offices of Bondy & Schloss LLP, 6 East 43rd Street, New York, New York at 11:00 A.M. on September 2, 1999 or at such other time and place as shall be fixed by mutual consent of the parties hereto (the "Closing Date") and the effective date for all transactions contemplated by this Agreement shall be as of the Closing Date.

     1.5. RESTRICTED TRANSFERABILITY. The Shareholder understands and recognizes that it must bear the economic risk of an investment in the New Shares for an indefinite period of time, since such shares have not been registered under the Securities Act, and therefore, cannot be sold unless they are either subsequently registered under the Securities Act or an exemption from such registration is available and favorable opinions of counsel in form and substance satisfactory to the Acquirer to that effect are obtained, and the certificates representing any securities shall bear on their face a legend, in substantially the following form:

     The shares represented by this Certificate have not been registered under the Securities Act of 1933. These shares have been acquired for investment and not for distribution or resale. They may not be mortgaged, pledged, hypothecated or otherwise transferred without an effective registration statement for such shares under the Securities Act of 1933 or unless an exemption from such registration provisions has been established or unless sold pursuant to Rule 144 under such Act.

     1.6. EXEMPTION. The Shares are being issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act, as well as in reliance upon any other applicable exemption from such registration.


     1.7. INVESTMENT INTENT. The Shareholder represents that it is acquiring the Shares for investment and without an intention to distribute them.

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                                   ARTICLE II

                         WARRANTIES AND REPRESENTATIONS
                         OF SHAREHOLDER AND THE COMPANY

     2. The Shareholder and the Company hereby warrant and represent to the Acquirer as follows:

     2.1. ORGANIZATION AND GOOD STANDING OF THE SHAREHOLDER AND THE COMPANY. The Shareholder and the Company are corporations duly organized, validly existing and in good standing under the laws of the State of Nevada respectively, have all requisite corporate powers and authority to carry on their business as currently conducted and to own or lease and to operate their properties and assets as and where such properties and assets are now owned or leased and operated.

     2.2. CAPITALIZATION. The authorized capital stock of the Company consists of 25,000 shares of Common Stock, of which 1,000 are issued and outstanding. No shares of capital stock are held in the treasury of the Company. All of the issued and outstanding Company Shares are duly authorized, validly issued, fully paid and non-assessable, with no liability whatsoever attaching to the ownership thereof. The Company Shares constitute 100% of the issued and outstanding capital stock of the Company. There are no subscriptions, options, warrants, calls or rights of any kind to purchase or otherwise acquire, or plans, contracts or commitments providing for the issuance of, or the granting of rights to acquire, and no securities convertible into, or exchangeable for, any capital stock of the Company, and the holder of the capital stock has no preemptive rights.

     2.3 DUE AUTHORIZATION. The execution, delivery and performance of the transactions contemplated by this Agreement by the Company and the Shareholder have been duly authorized by their respective Boards of Directors and will not contravene any provisions of any agreements to which it is a party, an order of any court or other agency of government or its Certificate of Incorporation or by-laws.

     2.4. TITLE TO SHARES, CAPACITY, ETC.

          (a) All of the Company Shares are owned of record and beneficially by the Shareholder. Upon the delivery of and payment for the Company Shares, at the Closing, as provided in Article 1.3 hereof, the Acquirer will acquire from the Shareholder, good and marketable title to said shares, free and clear of all liens, pledges, charges, security interests, encumbrances, community property rights, title retention agreements, restrictions on transfer or voting, claims, options or equities or other defects of title of any kind whatsoever, except such restrictions upon transfer as may be imposed by the Securities Act.

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          (b) The Shareholder has full legal right, power and capacity to sell, assign, transfer and deliver the Company Shares.

          (c) The execution and delivery of this Agreement and the sale of the Company Shares will not conflict with or result in a breach of any of the terms or provisions of any mortgage, lease, bond, note, debenture, guaranty, deed of trust or other agreement, instrument or arrangement to which either the Shareholder or the Company may be or is a party (including by operation of law) or by which the property of the Company is bound, or any law, administrative regulation, or any order of any court or governmental agency or authority entered in any proceeding to which either the Shareholder or the Company was or is a party or by which their or its property is bound.

          (d) There are no actions, suits, legal or governmental proceedings pending or threatened or relating to this Agreement or the transactions described herein.

          (e) The Shareholder and the Company have duly and irrevocably authorized, executed and delivered this Agreement and all other documents necessary to effect the transactions contemplated hereby.

     2.5. LEGAL, VALID AND BINDING. This Agreement constitutes the legal, valid and binding obligation of the Shareholder, enforceable against it in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto, and the availability of equitable remedies.

     2.6. FINANCIAL.

          (a) The Shareholder and the Company have furnished to the Acquirer a true and complete copy of a financial statement of the Company as of the Closing Date, attached hereto as Exhibit A . The financial statement is, and will be on the date of the Closing, true and complete with respect to each item therein and will have been prepared in accordance with generally accepted accounting principals. All assets included in the balance sheet are owned free and clear of any lien, royalties and encumbrances. The Acquirer recognizes that the Company is a recently formed entity and that its only assets are certain original production cels (the "Cels") used in the production of animation art and are the original hand painted drawings on one or more pieces of acetate, approximately 12" by 10" in size and a small amount of Pan Cels, i.e. original hand painted drawings on one or more pieces of acetate, approximately 36" by 10" in size. Each Cel or group of Cels will constitute a complete picture, including all necessary backgrounds. Each Cel shall include, if available, the artist's sketches. The Cels are specifically described in Schedule 2.7 hereof. A master Certificate of authenticity reflecting the copyright information required (if any) will be delivered for each title on Schedule 2.7.

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          (b) The Shareholder and Company have duly and timely filed all federal, state and local tax returns required to be filed prior to the date of this Agreement, and have properly and correctly reported on such returns all taxes required to be paid by each of them, including income, employment, franchise, property, rent and sales and use tax returns and has paid all taxes due and payable on such returns, all deficiencies and assessments, notice of which has been received, all other taxes and all governmental charges duties, penalties, interest and fines (collectively "Other Charges") due and payable on or before the date of the Agreement. All such tax returns required to be filed after the date of this Agreement and on or prior to the Closing Date, and all such deficiencies, assessments, taxes and Other Charges required to be paid during such period, will be filed and paid prior to the Closing Date;

          (c) There are no suits, actions, claims, audits, investigations, inquiries or proceedings pending against the Company in respect of any unpaid taxes, deficiencies, assessments or Other Charges and there are no such threatened suits, actions, claims, audits, investigations or inquiries;

     2.7. CERTIFICATE OF INCORPORATION BY-LAWS, ETC. True and complete copies of the Certificate of Incorporation, By-Laws, stock books and stock transfer records of the Company have been furnished to the Acquirer, and there will be no amendments or changes thereto prior to the Closing Date. The minute books of the Company, which have been made available to the Acquirer, contain true and complete minutes and records of all meetings, proceedings and other actions of the stockholders, Board of Directors and committees of the Board of Directors of the Company from the date of the Company's organization to and including the Closing Date.

     2.8. ASSETS. The Company has good and marketable title to its Assets. Set forth on Schedule 2.7 hereto is a true and correct list of all assets of the Company owned by it.

     2.9. MATERIAL CONTRACTS OF COMPANY. The Company, as of the date hereof, is not a party to, or bound or affected by any agreement, arrangement or commitment relating to:

          (i) the employment of any person other than officers and personnel employed at the pleasure of Company in the ordinary course of its business;

          (ii) the election or retention in office of any director or officer;

          (iii) bonuses, pensions, profit-sharing, retirement, stock options, stock purchases, employee discounts or other employee benefits;

     2.10. LEGAL PROCEEDINGS. Except as set forth on Schedule 2.8 hereto, there are no actions, suits, proceedings or investigations instituted by or against or pending or threatened against or affecting, the Company, at law, in equity or admiralty or before any governmental department, commission, board, agency or instrumentality, domestic or foreign, whether or not fully

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covered by insurance, and the Company is not in default with respect to any order, writ, injunction or decree of any court or any such department, commission, board, agency or instrumentality, domestic or foreign.

     2.11. ORDERS, DECREES, ETC. There are no orders, decrees, injunctions or regulations of any court or any governmental department, commission, board, agency or instrumentality issued specifically against the Company, which do or may affect, limit or control the Company's method or manner of conducting business.

     2.12. REPRESENTATIONS AND WARRANTIES AT CLOSING. Each representation and warranty of the Shareholder and the Company as contained in this Agreement will be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

                                   ARTICLE III

                 WARRANTIES AND REPRESENTATIONS OF THE ACQUIRER

     WARRANTIES AND REPRESENTATIONS. The Acquirer hereby warrants and represents as follows:

     3.1 CORPORATE ORGANIZATION, ETC. The Acquirer is a corporation duly organized and existing under the laws of the State of Delaware and has all requisite corporate power to carry on its business as currently conducted and to own or lease and to operate its properties and assets as and where such properties and assets are now owned or leased and operated.

     3.2 CAPITALIZATION. The authorized capital stock of the Acquirer consists of 50,000,000 shares of common stock, $.001 par value, of which, as of August 31, 1999, 212,286 shares were issued and outstanding and 10,000,000 shares of Preferred Stock $.002 par value, of which 216,800 shares were issued and outstanding as of August 31, 1999.. The outstanding shares of Preferred Stock are convertible into an aggregate of 48,780 shares of Common Stock . All of the issued and outstanding shares of Common Stock and Preferred Stock of the Acquirer are duly authorized, validly issued, fully paid and non-assessable, with no liability whatsoever attaching to the ownership thereof. Except as set forth in Article V(c) hereof, there are no subscriptions, options, warrants, calls or rights of any kind to purchase or otherwise acquire, or plans, contracts or commitments providing for the issuance of, or the granting of rights to acquire, and no securities convertible into, or exchangeable for, any capital stock of the Acquirer, and none of the holders of the Acquirer's stock has any preemptive rights.

     3.3 DUE AUTHORIZATION. The execution, delivery and performance of the transactions contemplated by this Agreement by the Acquirer have been duly authorized by its Board of Directors and will not contravene any provisions of any agreements to which it is a party, an order of any court or other agency of government or its Certificate of Incorporation or by-laws.

     3.4 LEGAL VALID AND BINDING. This Agreement constitutes the legal, valid and binding obligation of the Acquirer, enforceable against it in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors rights generally or court decisions with respect thereto and the availability of equitable remedies.

     3.5 ISSUANCE OF NEW SHARES. Acquirer is authorized to issue the New Shares. Upon the issuance of the New Shares, the New Shares shall be fully paid, validly issued and non-assessable.

     3.6 LITIGATION. No material litigation, proceeding or controversy before any court or governmental agency is pending, and, to the best of its knowledge, no such litigation, proceeding or controversy has been threatened.

     3.7 AUTHORITY TO CONDUCT BUSINESS. Acquirer has the corporate power and authority to carry on its business as it is now being conducted and to own all its material properties and assets.

     3.8 MATERIAL CONTRACTS OF ACQUIRER. Except as set forth on Schedule 3.8 hereto, Acquirer as of the date hereof is not a party to, or bound or affected by any agreement, arrangement or commitment relating to:

         (i) the employment of any person other than officers and personnel employed at the pleasure of Acquirer in the ordinary course of its business;

         (ii) the election or retention in office of any director or officer;

         (iii) bonuses, pensions, profit-sharing, retirement, stock options, stock purchases, employee discounts or other employee benefits;

     3.9 ABSENCE OF UNDISCLOSED LIABILITIES. Other than obligations to its processionals, relating to the transactions contemplated hereby and except as set forth on Schedule 3.9 hereof, to the actual knowledge of Acquirer, Acquirer has no other obligations or liabilities


     3.10 BROKERS AND FINDERS. Acquirer has not employed or consulted with any broker or finder in connection with this transaction.

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                                   ARTICLE IV

                        SHAREHOLDER AND COMPANY COVENANTS


     4.1 COVENANTS AND AGREEMENTS . Between the date hereof and the Closing Date, the Shareholder and the Company covenant and agree that:

         (a) Access to Books and Records. The Acquirer and its authorized representatives shall have full access to the premises and to all books and records of the Company, and the right to make copies thereof and to take excerpts therefrom, and the Shareholder and Company agree to furnish the Acquirer with such other information with respect to the Company as the Acquirer may from time to time reasonably request. In connection therewith, the Shareholder and the Company agree to provide Acquirer with copies of all documents reflecting the transfer to the Company of title to the Cels.

         (b) No Change in Capital Stock. No change will be made in the authorized, issued or outstanding capital stock of the Company and no subscriptions, options, rights, warrants, calls, commitments or agreements relating to the authorized, issued or outstanding capital stock of the Company will be entered into, issued, granted or created.

         (c) No Dividend or Redemption. No dividend or other distribution or payment will be declared, set aside, paid or made on or in respect of shares of the capital stock of the Company, nor will the Company directly or indirectly, redeem, retire, purchase or otherwise acquire any of such capital stock.

         (d) No Liquidation, Merger, Sale or Acquisition: Sale of Stock. The Shareholder and the Company will not dissolve, liquidate, adopt a plan of liquidation or merge, amalgamate or consolidate with any other corporation or acquire or sell all or substantially all of the business or assets of the Shareholder or the Company. The Company will not acquire ownership or control of any capital stock, bonds or other securities of, or any proprietary interest in, any corporation, partnership, firm, association or business organization, entity or enterprise, or acquire control, directly or indirectly, of the management or policies thereof. The Company will not initiate or engage in any negotiations relating to any of the aforesaid transactions or solicit any offers in connection therewith.

         (e) No Sales or Other Dispositions. The Company will not sell, lease, abandon, assign, transfer, license, or otherwise dispose of any of its assets.

         (f) Prohibition of Certain Commitments. The Company will not incur or become subject to or agree to incur or become subject to, any liability or obligation, absolute or contingent.

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         (g) No Defaults. The Company will not default under or breach any term or provision of, or suffer or permit to exist any condition or event which, after notice or lapse of time or both, would constitute a default under, any contract, agreement, lease, license, commitment, instrument or obligation to which the Company is a party.

         (h) Maintenance of Properties. The Shareholder shall cause the Company to keep and maintain its assets in good condition.

         (i) Actions Affecting Representations, Warranties and Covenants. The Shareholder shall cause the Company to refrain from doing any act or thing, or suffer any act or thing to be done or to exist, which would result in (a) an inaccuracy in any representation or breach of any warranty of the Company under this Agreement if such representation or warranty were deemed to be restated and made again at the time of doing or suffering such act or thing or at the Closing Date, or (b) any failure by the Shareholders to duly perform or observe any term, provision, covenant, agreement or condition set forth or provided for in this Agreement.

         (j) Books and Records. The Shareholders shall cause the Company to maintain its books and records in accordance with generally accepted accounting principles.

         (k) Further Sale or Licensing of Cells. The Shareholder and the Company will not, subsequent to the Closing herein sell or license others to sell reproductions in any form of any of the Cels being sold pursuant to this Agreement.

                                    ARTICLE V

                              COVENANTS OF ACQUIRER

     5. COVENANTS AND AGREEMENTS. Between the date hereof and the Closing Date, the Acquirer covenants and agrees that:

        (a) Investigation by the Shareholders. The Shareholder may, prior to the Closing Date through its own representatives, make such investigations of the Acquirer for such purposes as they deem necessary or advisable in connection with the transactions contemplated hereby, including, without limitation, enabling them to familiarize themselves with such assets, properties, plants, operations and financial condition of the Acquirer.


        (b) No Change in Corporate Charters or By-Laws. No change will be made in the corporate charter, by-laws or other constituent documents of the Acquirer.

        (c) No change in Capital Stock. Except as set forth on Schedule V(c) hereto, no

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change will be made in the authorized, issued or outstanding capital stock of the Acquirer and no substitutions, options, rights, warrants, calls, commitments or agreements relating to the authorized, issued or outstanding capital stock of the Acquirer will be entered into, issued, granted or created except those already in place on the date hereof. Notwithstanding the foregoing, the Acquirer may issue shares of stock or options, rights or warrants to acquire shares of stock for a consideration equal to the market price of the Acquirer's stock as of the date of the issuance of such stock or options, rights or warrants. Notwithstanding the foregoing, if any shares of stock or options, rights or warrants to acquire shares are offered to any officers, directors, or affiliated or related parties, Shareholder shall be given the same opportunity to accept such offer on the same terms and conditions, in an amount proportionate to their respective holdings.

        (d) No Liquidation, Merger, sale or Acquisition; Sale of Stock. The Acquirer will not dissolve, liquidate, adopt a plan of liquidation or merge, amalgamate or consolidate with any other corporation or acquire or sell all or substantially all of the business or assets of the Acquirer or any of its subsidiaries except to another subsidiary.

     5.1 REGISTRATION OF SECURITIES.

         (a) In the event Acquirer shall, at any time, register securities of any of its officers or directors with the Commission in accordance with the Securities Act, the Shareholder shall have the option, exercisable in writing, to cause Acquirer to register that percentage of the New Shares delivered to them by Acquirer, then owned by them, as is equal to the percentage of the shares being registered for Acquirer's officer or director or, if there is more than one officer or director, the percentage of the officer or director for whom the largest percentage of shares owned by that director or officer is being registered. Notwithstanding the foregoing, the Shareholder may not register more than 50% of the shares being acquired by it.

         (b) In the event Acquirer shall, at any time, register its securities in connection with a public sale of such securities, it agrees to simultaneously register 50% or more of the New Shares.

         (c) Cooperation with Acquirer. The Shareholder will cooperate with the Acquirer in all respects in connection with this Agreement, including, the timely supplying of all information reasonably requested by the Acquirer and executing and returning all documents reasonably requested in connection with the registration and sale of the Registrable Securities.

                                       10

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                                   ARTICLE VI

                     CONDITIONS PRECEDENT TO THE TRANSACTION

     6.1 CONDITIONS PRECEDENT TO THE ACQUIRER'S OBLIGATION TO CLOSE. Notwithstanding any other provision herein, the obligations of the Acquirer under this Agreement are, at the option of the Acquirer, subject to the fulfillment of each of the conditions set forth below.

         (a) Representations, Warranties, Covenants, Agreements and Conditions. The representations and warranties of the Shareholder contained in this Agreement, or otherwise made in writing in connection with the transactions contemplated hereby, shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date. On or before the Closing Date, the Shareholder shall have complied with and duly performed any and all covenants, agreements and conditions in all material respects, on its part to be complied with or performed pursuant to or in connection with this Agreement.

         (b) Certificates. The Acquirer shall have received a certificate dated the Closing Date and executed by the Shareholder certifying that the representations and warranties made by the Shareholder in this Agreement are true and correct at and as of the Closing Date and that it has fulfilled the covenants, agreements and conditions to be fulfilled by such Shareholder.

         (c) Opinion of Counsel. The Acquirer shall have received an opinion of counsel for the Shareholder, dated as of the Closing Date, in form and substance satisfactory to the Acquirer, to the effect that to the best of his knowledge,
(i) the Shareholder and the Company are corporations duly incorporated and validly existing and in good standing under the laws of the State of Nevada and have the corporate power to carry on its business as it is now being conducted (.ii) this Agreement has been duly executed by the Company and the Shareholder and is the valid and binding obligation of the Company and the Shareholder in accordance with its terms, except as the same may be limited or otherwise affected by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws relating to or affecting creditors' rights generally and court decisions with respect thereto, and the availability of equitable remedies; and, (iii) the Company Shares are validly issued, fully paid and non-assessable.

         (d) Approval of Counsel to the Acquirer. All actions, proceedings, instruments and documents required to carry out this Agreement or incidental thereto, and all other related legal matters shall have been approved by Bondy & Schloss LLP, counsel for the Acquirer.

         (e) No Legal Proceedings. No action or proceeding shall have been instituted to restrain or prohibit the acquisition by the Acquirer, or the conveyance by the Shareholder, of the Shares.

         (f) No Loss. The assets of the Company shall not have suffered any destruction or damage by fire, explosion or other calamity exceeding Ten Thousand ($10,000) Dollars in value not covered by insurance or materially and adversely affecting the conduct of the business of the Company or its net worth.

     6.2 SHAREHOLDERS'S CONDITIONS PRECEDENT. The obligations of the Shareholders to consummate this Agreement shall be conditioned upon each of the following:

         (a) Representations, Warranties, Covenants, Agreements and Conditions. The representations and warranties contained in this Agreement made by the Acquirer shall be true in all material respects at the Closing Date as though such representations and warranties were made at closing. The Acquirer shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing Date.

         (b) Opinion of Counsel. The Shareholder shall have received an opinion of Bondy & Schloss LLP, counsel for the Acquirer, dated as of the Closing Date, in form and substance satisfactory to the Shareholders to the effect that to the best of their knowledge (i) the Acquirer is a corporation duly incorporated and existing and in good standing under the laws of the State of Delaware (ii) this Agreement has been duly executed by the Acquirer and is the valid and binding obligation of the Acquirer in accordance with its terms, except as the same may be limited or otherwise affected by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws relating to or affecting creditors' rights generally and court decisions with respect thereto, and the availability of equitable remedies; and, (iii) the New Shares shall be validly issued, fully paid and non-assessable.

                                   ARTICLE VII

                                  MISCELLANEOUS

     7.1 MATERIAL MISSTATEMENTS OR OMISSIONS. No representations, warranties, covenants or agreements by any party to this Agreement, nor any document, certificate or schedule furnished or to be furnished pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements of facts contained herein not misleading.

     7.2 SURVIVAL OF REPRESENTATIONS ETC. All statements contained in any certificate or other instruments delivered by or on behalf of the Shareholder or the Company pursuant hereto or in connection with the transactions contemplated hereby shall be deemed a representation and warranty of the Shareholder and the Company hereunder, and all statements contained in any certificate or other instruments delivered by or on behalf of the Acquirer pursuant hereto, or in connection with the transactions contemplated hereby, shall be deemed representations and warranties by the Acquirer hereunder.

                                       12

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     7.3 NO WAIVER. The failure of any of the parties hereto to enforce any provision hereof on any occasion shall not be deemed to be a waiver of any preceding or succeeding breach of such provision or any other provision.

     7.4 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding of the parties hereto and no amendment, modification or waiver of any provision herein shall be effective unless in writing executed by the party charged therewith.

     7.5 GOVERNING LAW. This Agreement shall be construed, interpreted and enforced in accordance with and shall be governed by the laws of the State of New York, without reference to the principles of conflicts of laws.

     7.6 BINDING EFFECT. This Agreement shall bind and inure to the benefit of the parties, their successors and assigns.

     7.7 ASSIGNMENT. No party may assign its rights or delegate its obligations under this Agreement without the prior written consent of all parties hereto.

     7.8 PARAGRAPH HEADINGS. The paragraph headings herein have been inserted for convenience of reference only, and shall in no way modify or restrict any of the terms or provisions hereof.

     7.9 NOTICES. Any notice or other communication under the provisions of this Agreement shall be in writing, and shall be given by postage prepaid, registered or certified mail, return receipt requested, by hand delivery with return receipt requested, or by the Express Mail Service offered by the United States Post Office, directed to the addresses set forth above, or to any new address of which any party shall have informed the others by the giving of notice in the manner provide herein with copies to: .

           Michael Luftman, Esq. (Counsel to Company and Shareholder) Reish & Luftman
           11755 Wilshire Boulevard
           Los Angeles, CA 90025; and

           Irwin E. Russell, Esq.
           9401 Wilshire Boulevard, Suite 760
           Beverly Hills, CA 90212

           Gerald A. Adler, Esq. (Counsel to Acquirer)
           Bondy & Schloss LLP
           6 East 43rd Street
           New York, NY 10017

Such notice or communication shall be effective, if sent by mail, three days after it is mailed within the

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

continental United States; if sent by Express Mail service, one day after it is mailed, or by hand delivery, upon receipt.


     7.10 CONSENT TO SERVICE OF JURISDICTION AND VENUE.

          (a) The Shareholder hereby irrevocably consent to the jurisdiction and venue of the courts of the State of New York, and of any United States District Court located within the State of New York in connection with any action or proceeding arising out of or relating to this Agreement.

          (b) The Acquirer hereby irrevocably consents to the jurisdiction and venue of the courts of the State of New York and of any United States District Court located within the State of New York in connection with any action or proceeding arising out of or relating to this Agreement.

     7.11 UNENFORCEABILITY, SEVERABILITY. If any provision of this Agreement is found to be void or unenforceable by a court of competent jurisdiction then the remaining provisions of this Agreement, shall, nevertheless, be binding upon the parties with the same force and effect as though the unenforceable part had been severed and deleted.

     7.12 EXECUTION OF DOCUMENTS. At any time, and from time to time hereafter, the parties hereto will execute and deliver such further conveyances, assignments and other written assurances as shall reasonably be requested in order to vest and confirm title to the New Shares, the Company Shares and/or the assets of the company. and conveyed hereunder.

     7.13 COUNTERPARTS. This Agreement may be executed in counterparts, all of which shall be deemed to be duplicate originals.

     7.14 EXPENSES. Shareholders and Acquirer shall pay their own expenses in connection with this Agreement, including the fees and disbursements of their counsel, whether or not the transactions contemplated hereby are consummated. Shareholders agree that their fees will not be charged to the Company.

                                  ARTICLE VIII

                                   TERMINATION

     Notwithstanding any other provision of this Agreement, this Agreement may be terminated:

     8.1 FAILURE TO CLOSE. By either Shareholder or Acquirer upon written notice to the other if the Closing shall not have occurred by the close of business on or before September 2, 1999, unless the delay results from an action taken, or the failure to take an action by such party, in breach of this Agreement.

     8.2 MATERIAL BREACH BY SHAREHOLDER. At any time prior to or on the Closing Date, upon written notice by Acquirer to Shareholder, if Shareholder shall have been in material breach of any representation, warranty, covenant, undertaking or restriction herein contained and such breach has not been cured by 30 days after the giving of written notice by Acquirer to Shareholder of such breach.

     8.3 MATERIAL BREACH BY ACQUIRER. At any time prior to or on the Closing Date, upon written notice by Shareholder to Acquirer, if Acquirer shall have been in material breach of any representation, warranty, covenant, undertaking or restriction herein contained and such breach has not been cured by 30 days after the giving of written notice by Shareholders to Acquirer of such breach.

     8.4 EFFECT OF TERMINATION. In the event of termination of this Agreement by either Acquirer or Shareholder as provided above, this Agreement shall forthwith become void and there shall be no liability on the part of any of the parties hereto or their respective officers and directors.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement the date first above written.

                                      Joe Cool Collectibles, Inc.


                                      By:_________________________________
                                         Joseph Cesaro, President


                                      Premier Classic Art, Inc.


                                      By:_________________________________
                                         Charles F. Trapp,  President


                                      Cool Classic Incorporated


                                      By:_________________________________
                                         Joseph Cesaro,  President

                                  SCHEDULE 2.7

400,000 Original Hand-Painted on acetate consisting of a mixture of 12 Field (approx. 12" x 10") and Pan Cels (approx. 36" x 10"). Animation Production Cels
(cels) selected from and used on the following programs:

1.  Real Ghostbusters/Slimer                        approx 75,000
2.  Ewoks (Star Wars)                               approx 75,000
3.  He-Man, Master of the Universe                  approx 75,000
4.  She-Ra, Princess of Power                       approx 75,000
5.  Bravestar                                       approx 45,000
6.  Flash Gordon                                    approx 10,000
7.  Shelly Duvall's Bedtime Stories                 approx 10,000
8.  Beethoven                                       approx  5,000
9.  Back to the Future                              approx 10,000
10. Miscellaneous                                   approx 20,000

The total number of "cels" shall be 400,000, however, the number from each of the titles may vary slightly.

                                  SCHEDULE 2.8

Pending or threatened actions, suits, proceedings or investigations instituted by or against the Company: NONE.

                                  SCHEDULE 3.8

The Acquirer is obligated to pay to Anthony DiNota, a finder's fee in the amount of $140,000 payable as follows: $40,000 at the closing of the loan transaction with Giltner Stevens and $5,000 per for 20 months commencing three months after the closing of the Giltner Stevens transaction.

At such times as the $775,000 Convertible Note of the Acquirer to Giltner Stevens remains outstanding, Giltner Stevens has the right to designate one (1) member of the Board of Directors if the Acquirer maintains a three (3) member Board of Directors and to designate two(2) members of the Board of Directors if the Acquirer maintains a five(5) member Board of Directors.

                                  SCHEDULE V(c)

1. The Acquirer is obligated to issue the following securities:

(i) pursuant to agreements to be entered into with Giltner Stevens, 100,000 shares of the Acquirer's Common Stock, a Convertible Promissory Note convertible into 250,000 shares of the Acquirer's Common Stock (the "Conversion Shares"), and a warrant to purchase 400,000 shares of the Acquirer's Common stock at $1.00 per share (the "Warrant Shares);

(ii) the issuance of 1,158,845 shares of Common Stock to Charles F. Trapp, an officer and director of the Company.

(iii) 75,000 shares of Common Stock to Louis Pistelli for agreeing to serve as a director of the Acquirer.

(iv) 306,980 shares to Michael Salerno for services rendered

(v) 76,744 shares to Charles McLaughlin for services rendered

(vi) 376,049 shares to Royal Trading Ltd. for services rendered.

2. The Acquirer intends to issue 2,250,000 shares of the Acquirer's Common Stock to Accredited Investors in a placement pursuant of Regulation D of the Securities Act of 1933, as amended